Exhibit 21.1

RESTAURANT BRANDS INTERNATIONAL LIMITED PARTNERSHIP

List of Subsidiaries

1013414 B.C. Unlimited Liability Company

1013421 B.C. Unlimited Liability Company

1011778 B.C. Unlimited Liability Company

1014364 B.C. Unlimited Liability Company

New Red Finance Inc.

1014369 B.C. Unlimited Liability Company

1019334 B.C. Unlimited Liability Company

1016864 B.C. Unlimited Liability Company

P11 Limited Partnership

1016872 B.C. Unlimited Liability Company

P22 Limited Partnership

1016878 B.C. Unlimited Liability Company

P33 Limited Partnership

1016883 B.C. Unlimited Liability Company

P44 Limited Partnership

1017358 B.C. Unlimited Liability Company

P55 Limited Partnership

1016869 B.C. Unlimited Liability Company

1016893 B.C. Unlimited Liability Company

Blue Holdco 1, LLC

Blue Holdco 2, LLC

Blue Holdco 3, LLC

Blue Holdco 4, LLC

Blue Holdco 22, LLC

Blue Holdco 44, LLC

Blue Holdco 440, LLC

1024678 B.C. Unlimited Liability Company

1024670 B.C. Unlimited Liability Company

1026672 B.C. Unlimited Liability Company

1028539 B.C. Unlimited Liability Company

1028648 B.C. Unlimited Liability Company

The TDL Group Corp.

Canada

The TDL Group Corp.

GPAir Limited

Tim Hortons Advertising and Promotion Fund (Canada) Inc.

Grange Castle Holdings Limited

U.S.A.

THD Delaware LLC

SBFD Holding Co.

Tim Donut U.S. Limited, Inc.

Tim Hortons USA Inc.

Tim Hortons (New England) Inc.

THD Coffee Co.

The Tim’s National Advertising Program, Inc.

Tuller Investment

International

Tim Hortons International S.A.

Tim Hortons (Ireland) Limited

Burger King Worldwide, Inc.

Argentina

BK Argentina Servicios, S.A.

Brazil

Burger King du Brasil Assessoria a Restaurantes Ltda.

Canada

Burger King Canada Holdings Inc.

Burger King Saskatchewan Holdings Inc.

1029620 B.C. Unlimited Liability Company

1029277 B.C. Unlimited Liability Company

1029261 B.C. Unlimited Liability Company

China

BK (Shanghai) Business Information Consulting Co., Ltd.

Burger King (Shanghai) Commercial Consulting Co., Ltd.

Germany

Burger King Beteiligungs GmbH

BK Grundstuecksverwaltung Beteiligungs GmbH

BK Grundstuecksverwaltung GmbH & Co. KG

Israel

Burger King Israel Ltd.

Italy

Burger King Italia S.r.l.

Japan

BK AsiaPac (Japan) Y.K.

Luxembourg

Burger King Interamerica LLC EuroAsian Holdings SCS

Burger King (Luxembourg) 2 S.a.r.l

Burger King (Luxembourg) 3 S.a.r.l

Burger King (Luxembourg) S.a.r.l

Malaysia

BK AsiaPac (M) SDN BHD

Mexico

Adminstracion de Comidas Rapidas, SA de CV

Inmobiliaria Burger King, S. de R.I. de C.V.

Netherlands

Burger King Nederland Services B.V.

Puerto Rico

Burger King de Puerto Rico, Inc.

Singapore

BK AsiaPac, Pte. Ltd.

South Africa

Burger King South Africa Holdings (Pty) Ltd.

Spain

Burger King General Service Company, S.L.

Sweden

Burger King AB

Switzerland

Burger King Schweiz GmbH

Burger King Europe GmbH

Turkey

Burger King Gida Sanayi Ve Ticaret Limited Sirketi

United Kingdom

BurgerKing Ltd.

Burger King (United Kingdom) Ltd.

BK (UK) Company Limited

Hayescrest Ltd.

Huckleberry’s Ltd.

Mini Meals Limited

Burger King UK Pension Plan Trustee Company Limited

U.S.A.

Burger King Worldwide, Inc.

Burger King Holdco, LLC

Burger King Capital Holdings, LLC

Burger King Capital Finance, Inc.

Burger King Holdings, Inc.

Burger King Corporation

BK Acquisition, Inc.

BK Whopper Bar, LLC

Distron Transportation Systems, Inc.

Burger King Sweden Inc.

The Melodie Corporation

Burger King Interamerica, LLC

TPC Number Four, Inc.

Moxie’s, Inc.

TQW Company

BK CDE, Inc.

Uruguay

Jolick Trading, S.A.

Venezuela

BK Venezuela Servicios C.A.